UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Effective as of April 7, 2006, Frontier Oil Corporation (the “Company”) granted 2,420 Restricted Stock Units (“RSUs”) to each non-employee member of the board of directors of the Company for the portion of the director’s annual compensation package to be paid in equity. The grant of RSUs was made pursuant to the terms of the Amended and Restated Frontier Oil Corporation 1999 Stock Plan (the “1999 Plan”), and the RSUs will become 25% vested on each of April 30, June 30, September 30 and December 31, 2006, unless there occurs earlier (i) the director’s death, (ii) a change in control of the Company, or (iii) the director’s disability, in which case such RSUs will vest in full as of such earlier date. The form of Non-Employee Director Restricted Stock Unit Grant Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Effective on the same date, the Company also granted RSUs to employees of the Company who had unexercised options outstanding to compensate them for the impact of the Company’s special dividend paid on January 11, 2006. A total of 18,115 RSUs were granted for such purpose, including 14,709 RSUs granted to directors and executive officers of the Company. The grant of RSUs was made pursuant to the terms of the 1999 Plan, and all RSUs will become 100% vested on the earlier of (i) February 21, 2007, (ii) the grantee’s death, (iii) the grantee’s disability, or (iv) the grantee’s retirement. The form of Restricted Stock Unit Grant Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Non-Employee Director Restricted Stock Unit Grant Agreement.
10.2	Form of Restricted Stock Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: April 7, 2006